UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020

VERTIV HOLDINGS CO
(Exact name of registrant as specified in its charter)

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and	VERT.U	New York Stock Exchange
one-third of one redeemable warrant to purchase one share of Class A common stock
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	VRT WS	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 17, 2020, Vertiv Holdings Co (the “Company”) called for redemption all of its issued and outstanding Public Warrants (as defined in the Warrant Agreement) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), that were issued under the Warrant Agreement, dated as of June 7, 2018, by and between the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agreement”), as part of the units sold in the Company’s initial public offering, and which trade separately on the New York Stock Exchange under the symbol VRT.WS and as part of the Company's units (which consist of one share of common stock and one third of one Public Warrant) under the symbol VERT.U. The redemption date for the Public Warrants is January 18, 2021.

A copy of the press release announcing the calling for redemption of the Public Warrants is attached as Exhibit 99.1 and a copy of the Notice of Redemption is attached as Exhibit 99.2 to this Form 8-K and each is incorporated herein by reference.

We intend to hold resulting cash proceeds from the warrant redemption and cash received from elective exercise, on the balance sheet to continue to strengthen liquidity and reduce net leverage. While we anticipate a minimal dilutive impact to adjusted earnings per share in 2021, this activity will reduce our net leverage below 3.0X and fortify our liquidity position substantially. And, while we have no specific-use plans for the cash, we anticipate liquidity will be close to $1 billion which serves us well during continued periods of uncertainty in the global economy. We will remain financially disciplined and sustain our commitment to a strong balance sheet, while continuing to be sharply focused on those things that matter to the future of our company and our ability to successfully serve customers around the world.

As of the close of business December 16, 2020, there were approximately 11,400,000 public warrants that have been exercised.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Vertiv Holdings Co, dated December 17, 2020, announcing the redemption of the Public Warrants.
99.2	Notice of Redemption, dated December 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2020	Vertiv Holdings Co
/s/ Rob Johnson
Name: Rob Johnson
Title: Chief Executive Officer